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NUMBER                                                                    SHARES
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FWF

                                                                    COMMON STOCK



                         FIRST WASHINGTON FINANCIALCORP

                         INCORPORATED UNDER THE LAWS OF
                             THE STATE OF NEW JERSEY

                                                         CUSIP 33748R  10  8


THIS CERTIFIES THAT __________________________ is the owner of _______________________ fully paid and non-assessable shares of the common stock, no par value per share, of First Washington FinancialCorp transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

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Secretary                                                  President